Exhibit 21

Subsidiaries

VantageSouth Bank, a North Carolina banking corporation
Crescent Financial Capital Trust I, a Delaware statutory business trust
High House Road Trustee LLC, a Delaware limited liability company (subsidiary of the Bank)